UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10701 South River Front Parkway, Suite 300
South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On February 27, 2014 we held our 2014 Annual Meeting of Stockholders for the following purposes:

1.                                      To elect one Class II director to serve until the 2017 annual meeting, or until such director’s successor is duly elected and qualified;

2.                                      To ratify the selection by the Board of Directors of BDO USA, LLP as our independent auditors for the fiscal year ending September 30, 2014; and

3.                                      To have an advisory vote to approve executive compensation.

All proposals were approved by the stockholders. A total of 45,022,047 shares were voted on proposals 1 and 3, for which there were 15,442,322 broker non-votes. A total of 60,464,369 shares were voted on proposal 2. The results of the voting were as follows:

1.                                      To elect Mr. Kirk A. Benson as a Class II director: for — 43,998,860; against — 982,383; abstain — 40,804.

2.                                      To ratify the selection of BDO USA, LLP as independent auditors for the fiscal year ending September 30, 2014: for — 59,001,328; against — 1,439,056; abstain — 23,985.

3.                                      To approve, on an advisory basis, Headwaters’ compensation of the named executive officers as disclosed in the proxy statement: for — 43,592,904; against — 1,185,217; abstain — 243,926.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  February 28, 2014

HEADWATERS INCORPORATED
(Registrant)

By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)